Exhibit 10.9

This AGREEMENT OF ACCORD AND SATISFACTION (this “Agreement”) is made on September 17, 2018 by and between, U.S. Rare Earth Minerals, Inc., a Nevada corporation with it principal executive offices located at 78365 Highway 111 suite 287, La Quinta, California 92243 (“the Company”) and Mrs. Eleanor Yarbray (the “Creditor”).

WHEREAS, Creditor holds a 6% Senior Unsubordinated Promissory Note, dated May 23, 2013 in the principal amount of One Hundred and Ten Thousand Dollars ($110,000), together with all interest, penalty interest and penalty fees thereon, which is attached hereto as Exhibit A hereof (the “Promissory Note”);

WHEREAS, Creditor has filed UCC-1s (“UCC-1s” securing the Promissory Note with substantially all of the assets of the Company in the form attached hereto as Exhibit B;

WHEREAS, all interest and principal on the Promissory Note was due and payable on or before August 23, 2013 and is in default;

WHEREAS, Company seeks to mitigate all fees and expenses associated with foreclosure on the collateral secured by the UCC-1s by the Creditor and Company and Creditor seek to resolve the default on the Promissory Note in an amicable fashion;

WHEREAS, Creditor will accept as full payment and satisfaction of the Promissory Note and all other obligations Company may have to Creditor (the “Satisfaction Payment”) the satisfaction of the conditions set forth in Section 2 of this Agreement; and

WHEREAS, the Board of Directors has determined it is in the best interests of the Company, creditors and its stockholders to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Creditor Representations. The Creditor represents and warrants that:

(a) the Creditor has a valid interest in the Promissory Note and has made a payment of $110,000 to the Company in USD.

(b) the Creditor has not previously transferred the Promissory or granted to any other individual, trust, corporation, partnership or other entity (each, a “Person”) any right or option to purchase or any security or other interest in, the Promissory Note or entered into any agreement or understanding with any Person to sell, option or transfer the Promissory Note or grant any security or other interest therein.

(c) the Promissory Note is not subject to any judgment, tax or other lien or encumbrance or subject to any restriction.

(e) Creditor is of sound mind and has reached the age of majority.

(d) Other than the Promissory Note of the Company to Creditor, there are no other loans, obligations or liabilities, contingent or otherwise, owed to the Creditor by the Company as of the date hereof.

2. Company Representations.

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to execute and deliver this Agreement and all other instruments which are ancillary hereto.

(b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Creditor, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, moratorium, fraudulent transfer, reorganization and other laws of general applicability affecting the rights and remedies of creditors and by general equitable principles (whether considered in a proceeding in equity or at law).

(c) Once issued in accordance with the terms of this Agreement, the shares of Common Stock issued by the Company as required by Section 3 hereof shall be duly authorized, validly issued, fully paid and non-assessable shares of the Company’s Common Stock.

3. Payment in Full and Final Satisfaction of All Obligations Under Promissory Note. Contemporaneously with or prior to the execution of this Agreement, the Company shall enter into and consummate the following transactions:

(a) Transfer of such assets and liabilities of the Company to U.S. Rare Earth Minerals, Inc., a Wyoming corporation (“U.S. REM”), as set forth in the Asset Purchase Agreement between the Company and U.S. REM attached hereto as Exhibit C hereof;

(b) AFCC, LLC (“AFCC”) shall return 10,000 shares (post reverse split) of the Company’s preferred stock, par value $.001 per share (the “Preferred Stock”) [to treasury];

(c) Company shall issue 4,455,856 shares of Common Stock to AFCC;

(d) Company shall issue 147,648 shares of Common Stock to Lawrence W. Bonafide or his designee;

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(e) Company shall issue 106,399 shares of Common Stock to David Quincy Farber or his designee;

(f) Company shall issue 35,067 shares of Common Stock to David Lee or his designee;

(g) Company shall issue 30,060 shares of common stock to Nathan Marks or his designee;

(h) Company and BioxyTran, Inc. shall enter into the Agreement and Plan of Merger by and Among BioxyTran, Inc., Bioxy Acquisition Corp. and the Company and complete the transaction contemplated thereby.

Upon completion of the foregoing, Creditor shall deliver the original copy of the Promissory Note to the Company and an executed copy of this Agreement which shall be countersigned by an authorized representative of the Company. Creditor authorizes Company to file UCC termination statements removing all liens held by the Creditor.

(b) Effect of Agreement. Effective immediately at the time of the execution of this Agreement by the parties hereto, all obligations of the Company to the Creditor will be canceled and terminated and the Company, except as provided herein.

4. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, postage prepaid, and return receipt requested to the parties or by an overnight courier service that provides evidence of delivery or attempted delivery, addressed as set forth in the preamble of this Agreement (or at such other addresses as designated by the parties from time to time, in writing, and delivered to the parties as provided below). Notices or other communications so delivered shall be deemed received on the day of delivery or attempted delivery if sent by overnight courier and three days after the date deposited in the U.S. mail if sent registered or certified mail, return receipt requested.

5. No Third Party Beneficiaries. Except with respect to the covenants of the parties hereto relating to the Law Firm in Section 2(a) hereof, this Agreement is solely for the benefit of the parties hereto and their successor and assigns and is not intended for the benefit of any other individual or business entity.

6. Delay No Waiver; No Oral Changes. No delay on the part of any party in exercising any right or remedy under this Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by party against whom such waiver or amendment is to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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7. Assignment. No party may assign or transfer its rights or delegate its duties under this Agreement without the prior written consent of the other party, which may be granted or withheld in its sole discretion.

8. Release.

(a) Effective at the time of the execution of this Agreement, the Creditor releases and forever discharges the Company and each of its past and present directors, officers, employees, attorneys, agents, affiliates, successors and assigns (such group, collectively, the “Released Persons”), from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, costs, expenses, liabilities, covenants, contracts, agreements, promises, damages, judgments, executions and demands whatsoever (each a “Claim”), in law or equity, that the Creditor ever had, now has or hereafter may have against the Company and Released Persons arising from or relating to any matter, cause or thing whatsoever from the beginning of time through the time of such execution of this Agreement, except for any Claims of the Creditor arising under this Agreement. The Creditor represents and warrants that the Creditor has not assigned or otherwise transferred the released Claims, or any portion thereof.

(b) Creditor acknowledges and agrees that the release she gives to the Company upon executing this Agreement applies to all claims for injuries, damages, or losses to the Company’s person and property, real or personal (whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, or patent or latent) which Creditor may have against the Company. Creditor explicitly waives application of the California Civil Code Section 1542:

(b) Creditor certifies that she has read the following provisions of California Civil Code Section 1542: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

(d) Creditor understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if she should eventually suffer additional damages arising out of the Promissory Note or any other obligation of Company to Creditor she will not be able to make any claim for those damages. Further, Creditor acknowledges that she intends these consequences even as to claims for damages that may exist as of the date of this release but which she does not know exist, and which, if known, would materially affect her decision to execute this release, regardless, of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

9. No Pending or Future Lawsuits. Creditor represents that he has not commenced, and agrees he will not commence, any civil, criminal or regulatory claims, actions or lawsuit against the Company or any of the other Released Person arising out of the Promissory.

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10. Representation by Counsel. Creditor represents that she has been advised to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. In the event that Creditor elects to not consult with an attorney, he irrevocably waives any claim to inadequate representation by counsel. Creditor has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or Supreme Court of the State of New York in the County of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights it may have to object to such jurisdiction under the Constitution or laws of the State of New York or the Constitution of the United States or otherwise, and (iii) irrevocably consents that service of process upon it in any such action or proceeding shall be valid and effective against it or him if made either (x) in the manner provided herein for delivery of notices hereunder or (y) any other manner permitted by law.

12. Waiver of Trial by Jury. ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE RELATING TO THIS AGREEMENT.

13. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

14. Entire Agreement. This Agreement represents the entire agreement and understanding between the Creditor and Company concerning the subject matter of this Agreement and supersedes and replaces any and all prior agreements and understandings, whether written or oral, concerning the subject matter of this Agreement.

15. Headings. Headings in this Agreement are for convenience only and will not affect the construction of this Agreement.

16. Counterparts. This Agreement may be executed and delivered in counterparts and by facsimile and as so executed and delivered shall be fully effective and binding once executed by all parties listed as signatories hereto.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the date first written above.

The Company:

U.S. RARE EARTH MINERALS, INC.

By:
Name: Mr. Lawrence W. Bonafide Title: Chairman, Secretary & Treasurer

Creditor:

Print name: Mrs. Eleanor Yarbray

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Exhibit A Promissory Note

SENIOR UNSUBORDINATED PROMISSORY NOTE

May 23. 2013

$ 110,000.00

U.S. Rare Earth Minerals, Inc. (a Nevada corporation), 18614 Riverwoods Drive, Bend, OR 97702, referred to herein as “MAKER,” agrees to pay to the Order of Eleanor Yarbray, a Married Woman as Her Sole and Separate Property, 74795 North Cove Drive, Indian Wells, CA 92210, referred to herein as “HOLDER”, or order, the sum of $110,000.00 (One Hundred and Ten Thousand & NO/100 Dollars), at Indian Wells, CA 92210 with interest thereon at rate of 6% per annum, simple interest.

The full amount of principal and interest due herein shall be payable on or before August 23, 2013.

This note is payable in U.S. Dollars bearing 6% per annum, simple interest. At any time the maximum rate of interest applicable to this transaction shall not exceed the legal maximum rate of interest for a note of this type. Any sums paid in excess of any lawful limitation shall be applied to principal.

After default herein, this Senior Unsubordinated Promissory Note will bear interest at the highest legal rate for this type of note until paid in full. Upon any default, MAKER agrees to pay a reasonable attorney’s fee for any and all services of an attorney, whether in or out of court, and for appeal and post-judgment collection legal services.

Dated: May 23, 2013

IN WITNESS WHEREOF, U.S. Rare Earth Minerals, Inc., a Nevada corporation, has caused this note to be executed by its duly authorized President and CEO.

/s/ Dennis Cullison
MAKER
U.S. Rare Earth Minerals, Inc. (a Nevada corporation)
Dennis Cullison, President and CEO

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Exhibit B

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)
Eleanor Yarbray

B. E-MAIL CONTACT AT FILER (optional)
tarheeltom41@gmail.com

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

Eleanor Yarbray
74795 North Cove Drive
Indian Wells, CA 92210

Print Reset

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME: U.S. Rare Earth Minerals, Inc. (a Nevada corporation)

OR

1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
6430 Medical Center St.	Las Vegas	NV	89148	USA

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME

OR

3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)	SUFFIX
Yarbray	Eleanor		

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
74795 North Cove Drive	Indian Wells	CA	92210	USA

4. COLLATERAL: This financing statement covers the following collateral:

CB Loadall 520 vin# SLP520WE0789591
John Deere 120 Excavator PIN P00120x030485
Gradall Telescopic Material Handler s/n 0488272
Case W-14 Articulating Wheel loader s/n 9141656
Kawasaki 85Z Articulating Wheel loader s/n 85C3 5851
Terex T45 45 kw generator mod. OT45I s/n GYG19769
Lincoln Ranger 10,000 10kw welder/generator s/n U1051113170
Stacker #1 s/n 2434656 Powerscreen
Stacker #2 s/n 2431657 Powerscreen
Powerscreen screening plant #1 s/n 2720256
Powerscreen screening plant #2 s/n 2737489

***All equipment listed hereon is collateral for promissory notes of $110,000.00 USD payable to Eleanor Yarbray.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box: ☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box: ☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☐ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)
International Association of Commercial Administrators (IACA)

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